EXHIBIT 9


                 Statement of Computation of Earnings Per Share

                                    EXHIBIT 9
                                    ---------

                 Statement of Computation of Earnings per Share
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

                                              AVERAGE
                                             WEIGHTED                                  LOSS
 YEAR                                         SHARES               LOSS              PER SHARE

1989                                        1,000,0000 (1)       $      1,000            0

1997                                        1,000,000            $          0            0

1998                                        3,286,896            $      4,819            0

9/30/99 (Nine Months)                       7,783,500            $  1,522,039            0

Inception - 10/4/80 to
9/30/99                                     1,670,411            $  1,526,858          .91

(1)      Restated for forward stock split of common stock 1,000:1.